UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- October 12, 2012
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting (the “Annual Meeting”) of shareholders of U.S. Geothermal Inc. (the “Company”) held on October 12, 2012, the shareholders of the Company: (1) elected each of the six director nominees set forth below to serve as a director of the Company until the next annual meeting of shareholders and until a successor is elected and qualified; and (2) ratified the continued appointment of MartinelliMick PLLC as the Company’s independent auditor for the transition period ending December 31, 2012. The final voting results of each of the proposals submitted to a vote of the shareholders of the Company at the Annual Meeting are set forth below.

(1)	To elect the following six directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified:

	Number of Shares
	Voted For	Vote Withheld	Broker Non-Votes
Dennis J. Gilles	18,389,287	431,120	36,221,412
Douglas J. Glaspey	17,524,163	1,296,244	36,221,412
Daniel J. Kunz	16,815,595	2,004,812	36,221,412
Paul A. Larkin	15,621,631	3,198,776	36,221,412
Leland L. Mink	17,663,105	1,157,302	36,221,412
John H. Walker	18,364,345	456,062	36,221,412

(2)	To ratify the continued appointment of MartinelliMick PLLC as the Company’s independent auditor for the transition period ending December 31, 2012:

Number of Shares
	Voted		Broker Non-
Voted For	Against	Abstain	Votes
53,683,409	1,152,433	205,977	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2012	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer